Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997, with respect to the combined financial statements of The Predecessor to Wellsford Real Properties, Inc., in the Registration Statement (Form S-11) and related Prospectus of Wellsford Real Properties, Inc. for the registration of 12,242,719 shares of its common stock.


                                                         Ernst & Young LLP


New York, New York
July 25, 1997